EXHIBIT 99

Joint Filer Information

Name:	RFPS Management Company II, L.P.
Address:	c/o RFA Management Co., LLC, its General Partner c/o LOR, Inc., Manager 2801 Buford Highway, N.E. #470 Atlanta, GA 30329
Designated Filer:	LOR, Inc.
Issuer & Ticker Symbol:	RPC, Inc. (RES)
Date of Event Requiring Statement:	11/27/07
Signature:	RFPS Management Company II, L.P. BY: RFA Management Company, LLC, its General Partner BY: LOR, Inc., Manager
/s/ Donald P. Carson
By: Donald P. Carson, Secretary/Treasurer

Joint Filer Information

Name:	RFA Management Company, LLC
Address:	2801 Buford Highway, N.E. #470 Atlanta, GA 30329
Designated Filer:	LOR, Inc.
Issuer & Ticker Symbol:	RPC, Inc. (RES)
Date of Event Requiring Statement:	11/27/07
Signature:	RFA Management Company, LLC BY: LOR, Inc., Manager
/s/ Donald P. Carson
By: Donald P. Carson, Secretary/Treasurer

Joint Filer Information

Name:	RFT Investment Company, LLC
Address:	c/o RFA Management Co., LLC 2801 Buford Highway, N.E. #470 Atlanta, GA 30329
Designated Filer:	LOR, Inc.
Issuer & Ticker Symbol:	RPC, Inc. (RES)
Date of Event Requiring Statement:	11/27/07
Signature:	RFT Investment Company, LLC BY: LOR, Inc., Manager
/s/ Donald P. Carson
By: Donald P. Carson, Secretary/Treasurer